UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 30, 2008 (May 23, 2008)

Date of Report (Date of Earliest Event Reported)

ALERIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7170	75-2008280
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25825 Science Park Drive, Suite 400 Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 910-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2008, Aleris International, Inc. (the “Company”) announced that, as part of its succession planning, John J. Wasz will assume the role of Special Advisor to the Company’s Chairman and Chief Executive Officer, Steven J. Demetriou and will no longer serve as Executive Vice President and President, Rolled Products – North America effective June 1, 2008.

In connection with Mr. Wasz’s new position as Special Advisor to the Chairman and Chief Executive Officer, on May 23, 2008, the Company, together with its parent company, Aurora Acquisition Holdings, Inc. (“Holdings”), amended and restated the employment agreement with Mr. Wasz, which was originally entered into on December 19, 2006 in connection with his employment as Executive Vice President and President, Rolled Products – North America. The amended and restated employment agreement (the “Restated Agreement”) will be in effect through December 31, 2009, unless terminated prior to that time, as described below.

The Restated Agreement provides Mr. Wasz with an annual base salary of $400,000 (which remains unchanged from his previous arrangement). Mr. Wasz’s benefits and perquisites will remain unchanged. The Restated Agreement provides that Mr. Wasz will be entitled to participate in the Company’s annual incentive plan for the 2008 fiscal year, under which he may earn an annual bonus based on achievement of annual performance objectives set forth in the plan, with a target annual bonus of 75% of his base salary up to a maximum bonus of 150%. Mr. Wasz will no longer participate in the annual incentive plan in the 2009 fiscal year. The Restated Agreement contains non-competition provisions that extend for 12 months and non-solicitation provisions that extend for 18 months after any termination of employment.

Mr. Wasz’s employment may be terminated at any time by either party, subject to certain notice provisions and severance obligations in the event of termination under certain circumstances, as described below. As part of the Restated Agreement, the severance agreement dated August 30, 2005 between Mr. Wasz and the Company, which is described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 31, 2008 (the “Form 10-K”), and described in, and the form of which is filed as exhibit 99.2 to, the Company’s Current Report on Form 8-K dated August 30, 2005, will be terminated; therefore Mr. Wasz will be entitled to severance compensation as set forth in the Restated Agreement. If Mr. Wasz’s employment is terminated without cause prior to December 31, 2009, he will be entitled to a payment equal to the sum of his base salary through December 31, 2009 and bonus for the 2008 fiscal year, if not already paid, and continued welfare benefits through December 31, 2009. If his employment is terminated for cause or if he voluntarily resigns for any reason, he is not entitled to any severance payments, other than the payment of accrued salary and vacation time.

Under the original employment agreement and the Aurora Acquisition Holdings Inc. Management Equity Incentive Plan (“Equity Incentive Plan”), Mr. Wasz was granted certain time-based and performance-based stock options. As part of the Restated Agreement and an amended and restated stock option grant agreement, Mr. Wasz is now entitled to options representing 11,557 shares of common stock of Aurora Acquisition Holdings Inc. that will all be considered time-based options that will continue to vest through December 31, 2008, under the terms of the Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2008

Aleris International, Inc.

By:	/s/ Christopher R. Clegg
Christopher R. Clegg
Executive Vice President and General Counsel